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                                                                    EXHIBIT 4.13

                                                                       EXECUTION

                           AMERICAN RESTAURANT GROUP

                      LIMITED WAIVER AND SEVENTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS LIMITED WAIVER AND SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is dated as of September 10, 1996, and entered into by and among AMERICAN RESTAURANT GROUP, INC., a Delaware corporation ("COMPANY"), the Subsidiaries of Company listed on the signature pages hereof (the "WORKING CAPITAL BORROWERS"), the financial institutions listed on the signature pages hereof ("LENDERS") and BANKERS TRUST COMPANY, as agent for Lenders ("AGENT"), and, for purposes of Section 3 hereof, Local Favorite, Inc., a California corporation, and is made with reference to that certain Amended and Restated Credit Agreement, dated as of December 13, 1993, as amended by that certain Limited Waiver and First Amendment to Amended and Restated Credit Agreement dated as of March 23, 1994, that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 10, 1994, that certain Limited Waiver and Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 1995, and that certain Limited Waiver and Fourth Amendment to Amended and Restated Credit Agreement dated as of November 1, 1995, that certain Limited Waiver and Fifth Amendment to Amended and Restated Credit Agreement dated as of February 27, 1996 and that certain Limited Waiver and Sixth Amendment to Amended and Restated Credit Agreement dated as of August 26, 1996 (the "CREDIT AGREEMENT"), by and among Company, the Working Capital Borrowers, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, Borrowers have requested Lenders to extend the maturity date of the Facility Letter of Credit Commitments and Lenders have agreed to make such extensions subject to the terms and conditions set forth herein;

         WHEREAS, Borrowers have requested Lenders to waive the Events of Default resulting from Borrowers failure (a) to pay all outstanding Working Capital Loans upon their maturity on August 29, 1996 and (b) to consummate the Asset Sale described in subsection 5.19 of the Credit Agreement on or prior to August 29, 1996;
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         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1.
                       AMENDMENTS TO THE CREDIT AGREEMENT

         (a) Subsection 2.10A of the Credit Agreement is hereby amended by deleting all references to "October 15, 1996" contained therein and substituting "November 15, 1996" therefor.

         (b) Subsection 2.10A of the Credit Agreement is hereby further amended by adding the following paragraph at the end of such subsection:

                          "If (i) all of the outstanding Working Capital Loans
                 are paid in full and the Working Capital Commitments terminated on or before September 13, 1996, and (ii) no Event of Default or Potential Event of Default shall have occurred and be continuing as of such date, then the maturity date of the Facility Letter of Credit Commitments shall be extended from November 15, 1996 to March 31, 1997, and all references to November 15, 1996 contained in this subsection 2.10A shall be deemed references to March 31, 1997."

                                   SECTION 2.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party represents and warrants to each Lender that the following statements are true, correct and complete:

2.1      CORPORATE POWER AND AUTHORITY.

         Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

2.2      AUTHORIZATION OF AGREEMENTS.

         The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party.





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         2.3     NO CONFLICT.

         The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not
(a) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, except for conflicts, breaches or defaults which would not singly or in the aggregate have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens in favor of Collateral Agent for the benefit of Lenders and the Senior Note Holders), or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have been obtained on or before the Seventh Amendment Effective Date (as hereinafter defined in Section 5) or the absence of which would not singly or in the aggregate have a Material Adverse Effect.

2.4      GOVERNMENTAL CONSENTS.

         The execution, delivery and performance by each Loan Party of this Amendment and the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or action to, with or by, any Federal, state or other governmental authority or regulatory body, other than registrations, consents, approvals, notices and actions that have been taken or obtained prior to the Seventh Amendment Effective Date or the absence of which would not have a Material Adverse Effect.

2.5      BINDING OBLIGATION.

         This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party which is a party thereto and are the legally valid and binding obligations of each such Loan Party, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

2.6      INCORPORATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties contained in Section 4 of the Credit Agreement and each Collateral Document are and will be true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.





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2.7      ABSENCE OF DEFAULT.

         As of the Seventh Amendment Effective Date, after giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                                   SECTION 3.
                          ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Guaranty pursuant to which Company has guarantied certain Obligations under the Credit Agreement. Each Subsidiary of Company is a party to the Subsidiary Guaranty Agreement pursuant to which each such Subsidiary has guarantied certain Obligations under the Credit Agreement. Each of the Loan Parties is a party to certain Collateral Documents pursuant to which the Loan Parties have granted Liens on certain Collateral to the Collateral Agent, for the benefit of Lenders and the Senior Note Holders. The Company Guaranty, the Subsidiary Guaranty Agreement and the Collateral Documents are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

         Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Loan Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "GUARANTIED OBLIGATIONS" and "SECURED OBLIGATIONS", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "GUARANTIED OBLIGATIONS" or "SECURED OBLIGATIONS", as the case may be, in respect of the Obligations now or hereafter existing under or in respect of the Amended Agreement.

         Each Loan Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Loan Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Seventh Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.





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         Each Loan Party (other than Borrowers) acknowledges and agrees that
(a) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Credit
Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (b) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Credit Agreement.

                                   SECTION 4.
                                 LIMITED WAIVER

         4.1 WAIVER. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of each Loan Party herein contained, Lenders hereby waive (a) the Event of Default which has occurred and is continuing under subsection 7.1 as a result of Borrowers failure to pay all outstanding Working Capital Loans at their stated maturity on August 29, 1996,
(b) the Event of Default which has occurred and is continuing under 7.3 as a result of the Company's failure to consummate the Asset Sale described in subsection 5.19 on or before August 29, 1996 and (c) the payment of default rate interest pursuant to subsection 2.3E of the Credit Agreement from and including August 29, 1996 through and including September 13, 1996. The waivers set forth in this Section 4.1 shall be effective until and only until September 13, 1996.

         4.2 LIMITATION OF WAIVER. Without limiting the generality of the provisions of subsection 9.7 of the Credit Agreement, the waivers set forth above shall be limited precisely as written and relate solely to the noncompliance by Company and its Subsidiaries with the provisions of subsections 2.3E, 7.1 and 7.3 of the Credit Agreement in the manner and to the extent described above, and nothing in this Section 4 shall be deemed to:

                 (a) constitute a waiver of compliance by Company or any of its Subsidiaries with respect to (i) subsections 2.3E, 7.1 or 7.3 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                 (b) prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

         Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.





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                                   SECTION 5.
                          CONDITIONS TO EFFECTIVENESS

         This Amendment (including the limited waivers set forth in Section 4 hereof) shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SEVENTH AMENDMENT EFFECTIVE DATE"); provided that notwithstanding anything herein to the contrary, the extension of the maturity date of the Facility Letters of Credit set forth in clause (a) of
Section 1 of this Amendment shall become effective upon the execution of counterparts hereof by each of the Borrowers and Lenders and receipt by Agent of written or telephonic notification of such execution.

5.1      DOCUMENTS.

         On or before the Seventh Amendment Effective Date, Loan Parties shall deliver to Agent for Lenders (with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated the Seventh Amendment Effective Date:

                 (a) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Seventh Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

                 (b) Originally executed copies of this Amendment, duly executed and delivered by each of the parties hereto.

5.2      OPINIONS.

         Lenders shall have received originally executed copies of one or more favorable written opinions of (a) Simpson Thacher & Bartlett, counsel for Loan Parties, and (b) the general counsel of Company, each in form and substance satisfactory to Agent and its counsel, dated as of the Seventh Amendment Effective Date.

5.3      FEES AND EXPENSES.

         Lenders shall have received all accrued and unpaid fees payable under subsections 2.5D and 2.5E as of the Seventh Amendment Effective Date and all fees and expenses incurred and payable pursuant to subsection 9.3 of the Credit Agreement as of the Seventh Amendment Effective Date (including fees and expenses of counsel to Agent).





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                                   SECTION 6.
                                 MISCELLANEOUS

6.1  REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN
     DOCUMENTS.

                 (a) On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                 (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of existing Event of Default or Potential Event of Default or any provision of, or operate as a waiver of any right, power or remedy of Agent, the Collateral Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

6.2      FEES AND EXPENSES.

         Company acknowledges that all reasonable costs, fees and expenses as described in subsection 9.3 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

6.3      HEADINGS.

         Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

6.4      APPLICABLE LAW.

         THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.





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         6.5     COUNTERPARTS.

         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                 [Remainder of page intentionally left blank.]





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                  AMERICAN RESTAURANT GROUP, INC.,
                                  a Delaware corporation
                                  ARG ENTERPRISES, INC.,
                                  a California corporation
                                  SPECTRUM FOODS, INC.,
                                  a California corporation
                                  SPOONS RESTAURANTS, INC.,
                                  a Texas corporation
                                  ARG PROPERTY MANAGEMENT
                                    CORPORATION,
                                  a California corporation
                                  GRANDY'S, INC.,
                                  a California corporation


                                  By:      /s/ WILLIAM J. McCAFFREY, JR.
                                           -----------------------------
                                           William J. McCaffrey, Jr.
                                           Vice President and
                                           Chief Financial Officer
                                           of each of the foregoing


                                  FOR PURPOSES OF SECTION 3 ONLY:

                                  LOCAL FAVORITE, INC.,
                                  a California corporation


                                  By:      /s/  WILLIAM J. McCAFFREY, JR.
                                           ----------------------------------
                                           William J. McCaffrey, Jr.
                                           Vice President and
                                           Chief Financial Officer





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                                  BANKERS TRUST COMPANY,
                                  individually, as Agent and a Lender


                                  By:      /s/  ROBERT R. TELESCA
                                           ----------------------------------
                                           Name:  Robert R. Telesca
                                           Title: Assistant Vice President



                                  BANQUE NATIONALE DE PARIS,
                                  as a Lender


                                  By:      /s/  C. BETTLES
                                           ----------------------------------
                                           Name:  C. Bettles
                                           Title: Sr. V.P. & Manager


                                  By:      /s/  PATRICK MANSOORIAN
                                           ----------------------------------
                                           Name:  Patrick Mansoorian
                                           Title: Assistant Vice President



                                  BANQUE PARIBAS,
                                  as a Lender


                                  By:      /s/  EDWARD V. CANALE
                                           ----------------------------------
                                           Name:  Edward V. Canale
                                           Title: S.V.P.


                                  By:      /s/  ALBERT A. YOUNG, JR.
                                           ----------------------------------
                                           Name:  Albert A. Young, Jr.
                                           Title: Vice President




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                                  SWISS BANK CORPORATION
                                  CAYMAN ISLANDS BRANCH,
                                  as a Lender


                                  By:      /s/  WALTER S. POLLARD
                                           ----------------------------------
                                           Name:  Walter S. Pollard
                                           Title: Attorney-In-Fact


                                  By:      /s/  LESLIE A. PAINE
                                           ----------------------------------
                                           Name:  Leslie A. Paine
                                           Title: Attorney-In-Fact



                                  DRESDNER BANK AG,
                                  as a Lender


                                  By:      /s/  THOMAS J. NADRAMIA
                                           ----------------------------------
                                           Name:  Thomas J. Nadramia
                                           Title: Vice President


                                  By:      /s/  JOHN W. SWEENEY
                                           ----------------------------------
                                           Name:  John W. Sweeney
                                           Title: Assistant Vice President


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